As filed with the Securities and Exchange Commission on November 27, 2000
                                                      Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                          ------------------------


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933

                          ------------------------


                      JONES LANG LASALLE INCORPORATED
           (Exact name of registrant as specified in its charter)

                          ------------------------


                                  MARYLAND
                          (State of incorporation)
                                 36-4150422
                  (I.R.S. employer identification number)
                          200 EAST RANDOLPH DRIVE
                          CHICAGO, ILLINOIS 60601
            (Address of principal executive offices) (Zip code)

        JONES LANG LASALLE INCORPORATED EMPLOYEE STOCK PURCHASE PLAN JONES LANG LASALLE INCORPORATED 1997 STOCK AWARD AND INCENTIVE PLAN
                         (FULL TITLE OF THE PLANS)

                            WILLIAM E. SULLIVAN
                          EXECUTIVE VICE PRESIDENT
                      JONES LANG LASALLE INCORPORATED
                          200 EAST RANDOLPH DRIVE
                          CHICAGO, ILLINOIS 60601
                               (312) 782-5800
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          ------------------------


                              WITH COPIES TO:

         ROBERT K. HAGAN                        RODD M. SCHREIBER, ESQ.
       FRITZ E. FREIDINGER                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM
        HAGAN & ASSOCIATES                            (ILLINOIS)
 200 EAST RANDOLPH DRIVE, SUITE 4322           333 WEST WACKER DRIVE
          CHICAGO, ILLINOIS 60601                 CHICAGO, ILLINOIS  60606
            (312) 228-2050                           (312) 407-0700


                          ------------------------


                                CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                              Proposed Maximum   Proposed Maximum      Amount of
   Title of Securities        Amount to be     Offering Price    Aggregate Offering   Registration
     to be Registered        Registered(1)     per Share(2)(3)       Price(3)            Fee(4)
-----------------------------------------------------------------------------------------------------

    common stock,              2,695,000           $12.75           $34,361,250          $9,072
    par value $.01 per share
=====================================================================================================

(1) Consists of 750,000 shares of the registrant's common stock, par value $.01 per share ("Common Stock"), under the Jones Lang LaSalle Incorporated Employee Stock Purchase Plan and 1,945,000 shares of
    Common Stock under the Jones Lang LaSalle Incorporated 1997 Stock Award and Incentive Plan, subject in each case to adjustment pursuant to the applicable plan upon the occurrence of certain events. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of shares of Common Stock as may be issuable as a result of such adjustments.
(2) Pursuant to Rule 457(h) and (c) under the Securities Act, the maximum offering price per share equals the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on November 20, 2000.
(3) Computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee.
(4) Determined pursuant to Section 6(b) of the Securities Act as follows:
    0.0264% of $34,361,250, the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee) of the securities registered hereby.

==============================================================================




                     REGISTRATION OF ADDITIONAL SECURITIES

      On October 21, 1998, the board of directors of Jones Lang LaSalle Incorporated, a Maryland corporation (the "Company"), voted to increase the number of shares of the Company's common stock, par value $.01 per share ("Common Stock"), reserved for issuance under the Company's 1997 Stock Award and Incentive Plan, as amended (the "Incentive Plan"), from 2,215,000 shares to 4,160,000 shares. Company stockholders approved the increase at a special meeting on March 10, 1999. On March 1, 2000, the board of directors of the Company adopted an amendment to the Company's Employee Stock Purchase Plan, as amended (the "ESPP" and, together with the Incentive Plan, the "Plans"), increasing the number of shares of Common Stock that can be sold under the ESPP from 250,000 to 1,000,000. Company stockholders approved the increase at the annual stockholders' meeting on May 15, 2000.

      The Company is filing this registration statement to register the additional shares of Common Stock that may be issued under the Plans as a result of the above-described actions by the Company's board of directors and stockholders. The contents of the Company's registration statement on Form S-8, File No. 333-42193, are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The following information is provided pursuant to General Instruction E of Form S-8.

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

      (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000 and Current Reports on Form 8-K, dated June 30, 2000 (filed July 24, 2000) and August 11, 2000 (filed August 11, 2000).

      (c) The description of the Common Stock contained in the prospectus included in the Company's registration statement on Form S-1 (File No. 333-25741), as amended, incorporated by reference in the Company's registration statement on Form 8-A, dated June 27, 1997, filed with the Commission pursuant to Section 12(b) of the Exchange Act.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.     EXHIBITS.


Exhibit No.     Description of Exhibit
-----------     ----------------------

4.1 Charter of Jones Lang LaSalle Incorporated (incorporated by reference to Exhibit 3.1 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-4 (File No. 333-48074-01)).

4.2 Second Amended and Restated Bylaws of Jones Lang LaSalle Incorporated (incorporated by reference to Exhibit 4.2 to Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated March 11, 1999 (filed March 24, 1999)).

4.3 Form of certificate representing shares of Jones Lang LaSalle Incorporated common stock (incorporated by reference to Exhibit 4.3 to Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated March 11, 1999 (filed March 24,
                1999)).

4.4 Indenture, dated July 26, 2000, among Jones Lang LaSalle Finance B.V., Jones Lang LaSalle Incorporated, as parent Guarantor, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc. and Jones Lang LaSalle Limited, as Guarantors, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000).

4.5             Form of Note (included in Exhibit 4.2).

4.6 Registration Rights Agreement, dated July 19, 2000, among Jones Lang LaSalle Finance B.V., Jones Lang LaSalle Incorporated, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc., Jones Lang LaSalle Limited, Morgan Stanley & Co. International Limited, Bank of America International Limited, BMO Nesbitt Burns Corp., and Chase Manhattan International Limited (incorporated by reference to
                Exhibit 4.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30,
                2000).

5               Opinion of Hagan & Associates.

23.1            Consent of KPMG LLP.

23.2            Consent of Hagan & Associates (included in Exhibit 5).

24              Power of Attorney (included on the signature page hereto).

99.1 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 99.2 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-8 (File No. 333-42193)).

99.2 Amendment to Jones Lang LaSalle Incorporated's 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30,
                1998).

99.3            Second Amendment to the 1997 Stock Award and Incentive
                Plan (incorporated by reference to Exhibit 10.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

99.4 Third Amendment to the 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

99.5            Employee Stock Purchase Plan (incorporated by reference to
                Exhibit 99.1 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-8 (File No. 333-42193)).

99.6 First Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

99.7 Second Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

99.8 Third Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000).

ITEM 9.     UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement has been signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on November 27, 2000.

                                   JONES LANG LASALLE INCORPORATED


                                   By:   /s/ Stuart L. Scott
                                         ------------------------------------
                                         Name: Stuart L. Scott
                                         Title: Chairman of the Board
                                                  and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 27th day of November, 2000.

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, William E. Sullivan, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan and Fritz E. Freidinger his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                  SIGNATURE                            TITLE
                  ---------                            -----

/s/ Stuart L. Scott                       Chairman of the Board and
---------------------------------           Chief Executive Officer and Director
Stuart L. Scott                             (Principal Executive Officer)


/s/ Christopher A. Peacock                President, Deputy Chief Executive
---------------------------------           Officer, Chief Operating Officer
Christopher A. Peacock                      and Director


/s/ William E. Sullivan                   Executive Vice President, Chief
---------------------------------           Financial Officer and Secretary
William E. Sullivan                         (Principal Financial Officer)


/s/ Nicholas J. Willmott                  Senior Vice President and
---------------------------------           Global Controller
Nicholas J. Willmott


/s/ Christopher M.G. Brown                Director
---------------------------------
Christopher M.G. Brown


/s/ Henri-Claude de Bettignies            Director
---------------------------------
Henri-Claude de Bettignies


/s/ Darryl Hartley-Leonard                Director
---------------------------------
Darryl Hartley-Leonard


/s/ Derek A. Higgs                        Director
---------------------------------
Derek A. Higgs


/s/ David K.P. Li                         Director
---------------------------------
David K.P. Li


/s/ Clive J. Pickford                     Director
---------------------------------
Clive J. Pickford


/s/ M. G. Rose                            Vice Chairman and Director
---------------------------------
M. G. Rose


/s/ Michael J. Smith                      Vice Chairman and Director
---------------------------------
Michael J. Smith


/s/ Thomas C. Theobald                    Director
---------------------------------
Thomas C. Theobald


/s/ Lynn C. Thurber                       Director
---------------------------------
Lynn C. Thurber


/s/ John R. Walter                        Director
---------------------------------
John R. Walter


/s/ Earl E. Webb                          Director
---------------------------------
Earl E. Webb




                                 EXHIBIT INDEX



Exhibit No.     Description of Exhibit
-----------     ----------------------

4.1 Charter of Jones Lang LaSalle Incorporated, (incorporated by reference to Exhibit 3.1 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-4 (File No. 333-48074-
                01)).

4.2 Second Amended and Restated Bylaws of Jones Lang LaSalle Incorporated (incorporated by reference to Exhibit 4.2 to Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated March 11, 1999 (filed March 24, 1999)).

4.3 Form of certificate representing shares of Jones Lang LaSalle Incorporated common stock (incorporated by reference to Exhibit 4.3 to Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated March 11, 1999 (filed March 24,
                1999)).

4.4 Indenture, dated July 26, 2000, among Jones Lang LaSalle Finance B.V., Jones Lang LaSalle Incorporated, as parent Guarantor, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc. and Jones Lang LaSalle Limited, as Guarantors, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000).

4.5             Form of Note (included in Exhibit 4.2).

4.6 Registration Rights Agreement, dated July 19, 2000, among Jones Lang LaSalle Finance B.V., Jones Lang LaSalle Incorporated, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc., Jones Lang LaSalle Limited, Morgan Stanley & Co. International Limited, Bank of
                America International Limited, BMO Nesbitt Burns Corp., and Chase Manhattan International Limited (incorporated by reference to Exhibit 4.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000).

5               Opinion of Hagan & Associates.

23.1            Consent of KPMG LLP.

23.2            Consent of Hagan & Associates (included in Exhibit 5).

24              Power of Attorney (included on the signature page hereto).

99.1 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 99.2 to Jones Lang LaSalle
                Incorporated's Registration Statement on Form S-8 (File No. 333-42193)).

99.2 Amendment to Jones Lang LaSalle Incorporated's 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30,
                1998).

99.3            Second Amendment to the 1997 Stock Award and Incentive
                Plan (incorporated by reference to Exhibit 10.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

99.4            Third Amendment to the 1997 Stock Award and Incentive
                Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

99.5            Employee Stock Purchase Plan (incorporated by reference to
                Exhibit 99.1 to Jones Lang LaSalle Incorporated's
                Registration Statement on Form S-8 (File No. 333-42193)).

99.6 First Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).

99.7 Second Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

99.8 Third Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000).